UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                      of the Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported)

                                      May 24, 1995


                              Southern National Corporation
                 (Exact name of registrant as specified in its charter)


                             Commission file number: 1-10853

              North Carolina                           56-0939887
        (State of Incorporation)          (I.R.S. Employer Identification No.)

         200 West Second Street                             27101
      Winston-Salem, North Carolina                       (Zip Code)


This Form 8-K has 46 pages. The sequential numbering of the pages is indicated in the lower right corner.

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ITEM 5. OTHER EVENTS

     On August 1, 1994, Southern National Corporation ("Southern National") and BB&T Financial Corporation ("BB&T") jointly announced the signing of a definitive agreement to merge. The transaction, which was consummated on February 28, 1995, was accounted for as a pooling-of-interests. BB&T shareholders received 1.45 shares of the common stock of the resulting company for each share of BB&T stock held. The transaction had an indicated total market value of $2.2 billion based on November 8, 1994 closing prices of the stock of both institutions. Prior to the merger, BB&T completed an acquisition of Commerce Bank of Virginia Beach, Virginia ("Commerce") on January 10, 1995. This transaction was also accounted for as a pooling-of-interests. Commerce shareholders received 1.305 shares of BB&T common stock for each share of Commerce stock held. Accordingly, the unaudited consolidated financial statements and supplemental financial information contained herein have been restated to reflect the results of these companies.

Item 7. Financial Statements and Exhibits

(c) Exhibits

     99.1 Southern National Corporation's 1994 Summary Annual Report

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                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SOUTHERN NATIONAL CORPORATION
                                                 (Registrant)

                                       By:  /s/ Sherry A. Kellett
                                            Sherry A. Kellett, Controller
Date: May 24, 1995

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